Exhibit 99.2
THE PRINCETON REVIEW, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands, except share data)

	As Previously Issued		As Restated
	December 31,	December 31,	December 31,	December 31,
	2006	2005	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$10,822	$8,002	$10,822	$8,002
Accounts receivable	31,531	22,493	31,531	22,493
Accounts receivable-related parties	124	1,591	124	1,591
Other receivables	1,999	813	1,999	813
Inventory	2,950	2,798	2,950	2,798
Prepaid expenses	1,653	2,229	1,653	2,229
Other current assets	2,612	1,307	2,612	1,307
Other current assets related to discontinued operations	181	—	181	—

Total current assets	51,872	39,233	51,872	39,233
Furniture, fixtures, equipment and software development, net	18,340	16,155	18,340	16,155
Goodwill	31,006	31,506	31,006	31,506
Investment in affiliates	1,639	1,938	1,639	1,938
Other intangibles, net	11,527	13,371	11,527	13,371
Other assets	1,744	3,168	1,744	3,168
Other assets related to discontinued operations	1,980	—	1,980	—

Total assets	$118,108	$105,371	$118,108	$105,371

LIABILITIES & STOCKHOLDERS’ EQUITY:
Current liabilities:
Line of credit	$3,000	$—	$3,000	$—
Accounts payable	15,220	10,449	15,220	10,449
Accrued expenses	11,277	10,826	11,277	10,826
Current maturities of long-term debt	1,369	1,530	1,369	1,530
Deferred income	20,672	16,548	20,672	16,548
Current liabilities related to discontinued operations	2,541	—	2,541	—

Total current liabilities	54,079	39,353	54,079	39,353
Deferred rent	2,558	2,327	2,558	2,327
Long-term debt	14,127	2,845	14,127	2,845
Deferred tax liability	—	—	3,703	3,037
Fair value of derivatives and warrant	181	393	181	393

Series B-1 Preferred Stock	6,000	10,000	6,000	10,000

Common stock	276	276	276	276
Additional paid-in capital	117,082	116,279	117,082	116,279
Accumulated deficit	(75,871)	(65,823)	(79,574)	(68,860)
Accumulated other comprehensive loss	(324)	(279)	(324)	(279)

Total stockholders’ equity	41,163	50,453	37,460	47,416

Total liabilities and stockholders’ equity	$118,108	$105,371	$118,108	$105,371

THE PRINCETON REVIEW, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Years Ended		Years Ended
	December 31,		December 31,
	As Previously Issued (1)		As Reissued
	2006	2005	2006	2005
Revenue
Test Preparation Services	$90,418	$93,808	$90,418	$93,808
SES	6,798	—	6,798	—
K-12 Services	37,965	31,931	37,965	31,931

Total revenue	135,181	125,739	135,181	125,739

Cost of revenue
Test Preparation Services	30,861	28,686	30,861	28,686
SES	3,722	—	3,722	—
K-12 Services	23,365	17,681	23,365	17,681

Total cost of revenue	57,948	46,367	57,948	46,367

Gross Profit	77,233	79,372	77,233	79,372
Operating expenses
Selling, general and administrative expenses	85,990	83,507	85,990	83,507

Impairment of investment	300	—	300	—

Total operating expenses	86,290	83,507	86,290	83,507

Income (loss) from continuing operations	(9,057)	(4,135)	(9,057)	(4,135)
Interest income (expense)	(649)	(347)	(649)	(347)
Other income (expense)	(34)	2,420	(34)	2,420

Income (loss) before income taxes	(9,740)	(2,062)	(9,740)	(2,062)

(Provision) benefit for income taxes	(153)	—	(671)	(672)

Net income (loss) from continuing operations	(9,893)	(2,062)	(10,411)	(2,734)

Discontinued operations
Income (loss) from discontinued operations	362	(123)	362	(123)
Gain from disposal of discontinued operations	—	—	—	—
(Provision) benefit for income taxes	—	—	(148)	—

Income (loss) from discontinued operations	362	(123)	214	(123)

Net income (loss)	(9,531)	(2,185)	(10,197)	(2,857)
Dividends and accretion on Series C and B-1 Preferred Stock	(517)	(2,443)	(517)	(2,443)

Income (loss) attributed to common stockholders	$(10,048)	$(4,628)	$(10,714)	$(5,300)

Earnings (loss) per share
Basic and Diluted
Income (loss) from continuing operations	$(0.37)	$(0.16)	$(0.40)	$(0.19)
Income (loss) from discontinued operations	$0.01	$(0.01)	$0.01	$(0.00)

Income (loss) attributed to common shareholders	$(0.36)	$(0.17)	$(0.39)	$(0.19)

Weighted average shares used in computing income (loss) per share

Basic	27,578	27,570	27,578	27,570

Diluted	27,578	27,570	27,578	27,570

(1)	In February 2007 the Company completed its sale of certain assets of the Company’s Admissions Services Division. All 10-Qs filed in 2007 have been restated reflecting this transaction as discontinued operations.